ACKNOWLEDGMENT AND ACCEPTANCE OF GENERAL SPECIAL SERVICER

February 26, 2025

VIA E-MAIL:

Wilmington Trust, National Association, as Trustee

1100 North Market Street

Wilmington, Delaware 19890

Attention: CMBS Trustee BANK 2021-BNK34

Email: CMBSTrustee@wilmingtontrust.com

Computershare Trust Company, National Association

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Services – BANK 2021-BNK34

Email: CCTCMBSBondAdmin@computershare.com and

trustadministrationgroup@computershare.com

Re: BANK 2021-BNK34, Commercial Mortgage Pass-Through Certificates, Series 2021-BNK34

Ladies and Gentlemen:

Reference is made to (i) that certain Pooling and Servicing Agreement (the “Agreement”), dated as of June 1, 2021, among Wells Fargo Commercial Mortgage Securities, Inc., as Depositor, Wells Fargo Bank, National Association, as General Master Servicer, Greystone Servicing Company LLC, as General Special Servicer, National Cooperative Bank, N.A., as NCB Master Servicer and as NCB Special Servicer, Wells Fargo Bank, National Association, as Certificate Administrator, Wilmington Trust, National Association, as Trustee, and Pentalpha Surveillance LLC, as Operating Advisor and as Asset Representations Reviewer, as amended by Amendment No. 1, dated as of November 9, 2023, relating to the BANK 2021-BNK34, Commercial Mortgage Pass-Through Certificates, Series 2021-BNK34, as amended by Amendment No. 1 to the Pooling and Servicing Agreement dated November 9, 2023; (ii) that certain Agreement Between Note Holders dated as of May 14, 2021 by and between Bank of America, N.A. (“Bank of America”), as Initial Note A-1 Holder, and Bank of America, as Initial Note A-2 Holder, with respect to the Three Constitution Square Whole Loan (the “Three Constitution Square Co-Lender Agreement”); (iii) that certain Agreement Between Note Holders dated as of May 14, 2021 by and between Bank of America, as Initial Note A-1 Holder, and Bank of America, as Initial Note A-2 Holder, with respect to the Four Constitution Square Whole Loan (the “Four Constitution Square Co-Lender Agreement”); (iv) that certain

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Agreement Between Note Holders dated as of May 28, 2021, by and between Morgan Stanley Bank, N.A. (“Morgan Stanley”), as Initial Note A-1 Holder, and Morgan Stanley, as Initial Note A-2 Holder, with respect to the Fortune 7 Leased Campus Whole Loan (the “Fortune 7 Co-Lender Agreement”); (v) that certain Agreement Between Note Holders dated as of June 24, 2021 by and among Wells Fargo Bank, National Association, as Initial Note A-1 Holder, JPMorgan Chase Bank, National Association, as Initial Note A-2 Holder, Wells Fargo Bank, National Association, as Initial Note A-3 Holder, and Wells Fargo Bank, National Association, as Initial Note A-4 Holder, with respect to the 375 Pearl Whole Loan (the “375 Pearl Co-Lender Agreement” and, together with the Three Constitution Square Co-Lender Agreement, the Four Constitution Square Co-Lender Agreement and the Fortune 7 Co-Lender Agreement, collectively, the “Co-Lender Agreements”). Capitalized terms used and not defined herein shall have the respective meanings ascribed to such terms in the Agreement and the Co-Lender Agreements, as applicable.

Pursuant to Sections 7.01(d) and 7.02 of the Agreement, Section 7 of each of the Three Constitution Square Co-Lender Agreement, the Four Constitution Square Co-Lender Agreement, the Fortune 7 Co-Lender Agreement and the 375 Pearl Co-Lender Agreement the undersigned, Midland Loan Services, a Division of PNC Bank, National Association (“Midland”), hereby agrees with all the other parties to the Agreement that Midland shall serve as General Special Servicer, except with respect to the U.S. Steel Tower Mortgage Loan, under, and as defined in, the Agreement and each of the Co-Lender Agreements. The effective date (the “Effective Date”) of the appointment of Midland as General Special Servicer, except with respect to the U.S. Steel Tower Mortgage Loan, shall be the date hereof. Midland hereby assumes and agrees to perform punctually, as of the Effective Date, all of the responsibilities, duties and liabilities of the General Special Servicer, except with respect to the U.S. Steel Tower Mortgage Loan, under the Agreement and each of the Co-Lender Agreements that arise on and after the Effective Date. Midland hereby makes, as of the Effective Date, the representations and warranties set forth in Section 6.01(b) of the Agreement mutatis mutandis with all references to “Agreement” in Section 6.01(b) of the Agreement to include this Acknowledgement and Acceptance of General Special Servicer in addition to the Agreement, with the following corrections with respect to type of entity and jurisdiction of organization: Midland is duly organized, validly existing and in good standing as a national banking association under the laws of the United States of America. Midland further represents and warrants that it is a Qualified Replacement Special Servicer and that it holds the Required Special Servicer Rating as defined in the Co-Lender Agreements.

Midland’s address for notices pursuant to Section 13.05 of the Agreement is as follows:

Midland Loan Services, a Division of PNC Bank, National Association

10851 Mastin Street, Suite 700

Overland Park, Kansas 66210

Attention: Executive Vice President – Division Head

Facsimile: (888) 706-3565

Email: NoticeAdmin@midlandls.com (with a copy to AskMidland@midlandls.com solely with respect to notices under Section 4.07)

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Midland Loan Services,
a Division of PNC Bank, National Association

By: /s/ Wm. Dugger Schwartz

Name: Wm. Dugger Schwartz

Title: Senior Vice President

Servicing Officer

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